UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northwest Pipe Company

5721 SE Columbia Way Suite 200

Vancouver WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, Northwest Pipe Company (the “Company”) received a staff determination letter from the Nasdaq Stock Market (“Nasdaq”) on May 11, 2010 stating that, because of the Company’s delinquencies in filing certain periodic reports with the Securities and Exchange Commission (the “SEC”), the Company’s common stock would be suspended from trading on the Nasdaq unless the Company requested an appeal of the Nasdaq staff’s delisting determination. Also as previously disclosed, the Company requested an appeal of the Nasdaq staff’s delisting determination to a Nasdaq Hearings Panel, and the hearing before the Hearings Panel occurred on June 24, 2010. Also as previously disclosed, on July 23, 2010, the Company received from Nasdaq the written decision of the Hearings Panel, which stated that the Hearings Panel had determined to continue the listing of the Company’s shares on Nasdaq, subject to the condition that the Company, on or before November 8, 2010, file with the SEC all of its delinquent periodic reports.

The Company received a letter from Nasdaq on September 7, 2010 (the “Correction Letter”) stating that the July 23, 2010 written decision of the Hearings Panel reflected an error in the calculation of the November 8, 2010 compliance date. The Correction Letter states that November 4, 2010, not November 8, 2010, is the date by which the Company must file its delinquent reports with the SEC in order to avoid delisting from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on September 13, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice President and Chief Financial Officer